Schedule 2
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                                Promissory Note
                                ---------------
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                                 PROMISSORY NOTE


US$1,000,000.00                                                Hong Kong
                                                               6th February 1998


FOR VALUE  RECEIVED,  the  undersigned  POWERHOUSE  RESOURCES,  INC.,  a company incorporated in the State of Colorado, U.S.A. having its registered office at 1624 Market Street, Suite 303, Denver, Colorado, U.S.A. (the "Payor") hereby promises to pay to CHUNG AN INVESTMENTS LIMITED, a company incorporated in the Bahamas and having its registered office at P O Box CB-12751, Nassau, New Providence, Bahamas (the "Payee"), on 30 September 1998 unless before 31 July 1998 the Payee shall in its sole discretion give written notice to the Payor to the effect that the time for repayment has been extended to on or before 31 October 1998, the principal sum of One Million United States Dollars (US$1,000,000.00) with interest on the unpaid balance from the date of this Promissory Note (the "Note") until paid at the London Inter Bank Offered Rate ("LIBOR") plus two per cent (2%) per annum on a monthly rest basis in accordance with this Note.

1.   Repayment
     ---------

     The outstanding principal balance of this Note together with all accrued interest thereon (unless the Payee shall have exercised the option referred to in Clause 4 of this Note) shall be payable in one lump sum on 30 September 1998 unless before 31 July 1998 the Payee shall in its sole discretion give written notice to the Payor to the effect that the time for repayment has been extended to on or before 31 October 1998.

2.   Payments of Principal and Interest
     ----------------------------------

2.1 Payment of principal and interest hereunder shall be paid by the Payor to the Payee at 14th Floor, Onfem Tower, 20 Wyndham Street, Hong Kong, or at such other place in Hong Kong as the Payee shall specify, in lawful money of the United States of America and in immediately available funds.

2.2 Any payments under this Note shall be applied (to the extent thereof) first to accrued interest, if any, then to the outstanding principal balance of this Note.

3.   Prepayment
     ----------

     The outstanding principal balance and accrued interest of this Note may not be prepaid in whole or in part at any time.

4.   Option to Convert Indebtedness into Shares
     ------------------------------------------

     The Payee has the right exercisable by notice in writing to the Payor to offset the principal and accrued interest under this Note against amounts which may become owing by Payee to Payor under the Stock Option Agreement dated 6th February 1998 between the Payor and Payee.

5.   Security
     --------

     The obligations of the Payor under this Note shall be secured by the charge in favour of the Payee of the entire legal and beneficial shareholding in the Payor's wholly owned subsidiary Powerhouse Electric Limited in accordance with the terms of the Memorandum of Charge dated 6th February 1998 between the Payor and the Payee.

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6.   Events of Default
     -----------------

6.1 The entire outstanding principal balance and accrued interest of this Note until the date of payment shall become automatically due and payable upon the occurrence of any of the following events (each, an "Event of Default") :-

     (a) The Payor shall file a voluntary petition or a petition is filed against the Payor for adjudication as a bankrupt or insolvent or for reorganization under any bankruptcy or similar laws;

     (b) The Payor shall make a general assignment for the benefit of its creditors;

     (c) A receiver or trustee or officer performing similar functions is appointed for the Payor or for its assets;

     (d) Any other type of insolvency proceeding is instituted against the Payor for dissolution or liquidation, settlement of claims against, or the winding up of the affairs of, the Payor; or

     (e) The board of directors of the Payor unanimously considers that the continuation of the business of the Payor is or will be detrimental to the interests of the Payee.

6.2 If an Event of Default occurs and is continuing, the Payee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the outstanding principal balance of this Note or to enforce the performance of any provision of this Note, including requiring the Payor to sell the business of Payor.

6.3 If any attorney solicitor or barrister is engaged by Payee to enforce or defend any provision of this Note or any related credit or security agreement, whether or not as a consequence of any default or event of default, with or without the filing of any legal action, proceeding or appeal, or appearance in any bankruptcy proceeding, then Payor shall immediately pay on demand all legal fees and all other costs incurred by Payee on an indemnity basis.

7.   No Transfers
     ------------

     This Note is not transferable by the Payee, without the prior written consent of the Payor.

8.   Lost or Destroyed Note
     ----------------------

     Upon receipt by the Payor of evidence reasonably satisfactory to the Payor of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft, or destruction, upon delivery of indemnity reasonably satisfactory to the Payor or, in case of any such mutilation, upon surrender and cancellation of this Note, the Payor will issue a new Note of like tenor in lieu of this Note.

9.   Miscellaneous
     -------------

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9.1  Waiver
     ------

     Any term, provision or condition of this Note may be waived in writing at any time by the party which is entitled to the benefits thereof. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.2  Amendment and Modification
     --------------------------

     Subject to applicable law, this Note may be amended, modified and supplemented by written agreement of the Payor and the Payee at any time with respect to the terms contained herein. The term "Note" shall mean this instrument as originally executed or if later amended or supplemented, then as so amended or supplemented.

9.3  Governing Law
     -------------

     This Note and the obligations of the Payor and the rights of the Payee shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region. The Payor unconditionally submits to the non-exclusive jurisdiction of the courts of the Hong Kong Special Administrative Region.

9.4  Agent for Service of Process
     ----------------------------

     Payor hereby irrevocably appoints Mr Sam Leung Kam Sham of C3, 28th Floor, Elizabeth House, 254 Gloucester Road, Hong Kong as its agent for the service of process in the Hong Kong Special Administrative Region in relation to any matter arising out of this Note. If such process agent ceases to have an address in the Hong Kong Special Administrative Region, Payor irrevocably agrees to appoint a new process agent and to deliver to Payee within 14 days a copy of a written acceptance of appointment by the process agent. Nothing contained in this note shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgement or other settlement in any other court.

9.5  Time of the Essence
     -------------------

     Time is of the essence with respect to every provision of this Note.

9.6  Authority
     ---------

     Payor represents that : (a) it has all requisite power and authority to execute and deliver this Note; and (b) the person or persons executing this Note on behalf of the Payor are duly authorized to do so.

9.7  Notices
     -------

     Any notice or communication under or in connection with this Note shall be in writing and shall be delivered personally, or by post or facsimile to the addresses given in this Note or at such other address as the recipient may have notified to the other parties in writing. Proof of posting or despatch of any notice or communication to the Borrower shall be deemed to be proof of receipt :

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     (a)  in the case of a letter, on the seventh business day after posting;

     (b) in the case of any notice or communication made by facsimile, when confirmed by an activity report indicating that the correct number of pages was sent to the correct facsimile number and that such facsimile message was well-received.

THIS PROMISSORY NOTE has been executed by Payor on the day and year first above written.


THE COMMON SEAL of                           )
POWERHOUSE RESOURCES, INC.                   )
was affixed in the presence of :-            )




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